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                                                                      EXHIBIT 21



                                  GENRAD, INC.
                 SCHEDULE OF SUBSIDIARIES AS OF MARCH 26, 1996







SUBSIDIARIES NAME                        STATE/JURISDICTION OF INCORPORATION
-----------------                        -----------------------------------

GenRad SA                                          France

GenRad GmbH                                        Germany

GenRad Benelux B.V.                                Netherlands

GenRad Europe Limited                              England

GenRad Limited                                     England

GenRad Holdings Limited                            England

GenRad Securities Corporation                      Massachusetts





All subsidiaries are Consolidated Subsidiaries and do business under their own name.